EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 31, 2000, except for Note 17, as to which the date is March 15, 2000 and the first paragraph of Note 7, as to which the date is May 19, 2000, relating to the consolidated financial statements and our report dated January 31, 2000 relating to the financial statement schedule, which appears in Home Properties of New York, Inc.'s Annual Report on Form 10-K/A for the year ended December 31, 1999. We also consent to the incorporation by reference of our reports, (1) dated April 26, 2000 on our audit of the Gateside Portfolio for the year ended December 31, 1999, which report is included in Form 8-K/A Amendment No. 1 dated November 5, 1999 and filed on May 22, 2000, (2) dated December 12, 2000, December 13, 2000 and December 14, 2000 on our audits of Old Friends Apartments, Elmwood Terrace and Orleans Village, respectively, for the year ended December 31, 1999, which reports are included in Form 8-K/A Amendment No. 1 dated June 30, 2000 and filed on January 16, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/S/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Rochester, New York
January 22, 2001